Exhibit 10.4
ASSET TRANSFER AGREEMENT
     This Asset Transfer Agreement (this “Agreement”) is made as of June 23, 2005 by and between Mindset Biopharmaceuticals (USA), Inc., (hereafter “Assignor”), a corporation existing under the laws of the State of Delaware, having an office at 535 W. 34th Street, Suite 206A, New York, NY 10001, and Intellect Neurosciences, Inc., a Delaware corporation, having a place of business at 465 West 23rd Street, Apt I2-J, New York, New York 10001 (“Assignee”). Assignor and Assignee are referred to collectively in this Agreement as the “Parties.” Certain other capitalized terms used in this Agreement are defined in Section 1 hereto.
     WHEREAS Assignor is the owner or exclusive licensee under the Licenses being assigned hereunder of the Trademarks, the Patents and Patent Applications, the Know-How, and the Inventions (collectively the “Assets”).
     WHEREAS, Assignee, is desirous of acquiring the entire right, title and interest of Assignor in and to said Assets;
     WHEREAS, from time to time on the understanding that the Parties would enter into an agreement on terms substantially similar to this Agreement, the principal stockholders of Assignee advanced certain amounts to Assignor to pay filing fees and legal fees with respect to the prosecution of certain patent rights to prevent the lapse of such patents; and
     WHEREAS, for the consideration set forth below, Assignor wishes to sell, assign, convey and transfer to Assignee all of the Assignor’s right, title and interest to and in the Assets, all subject to the provisions of this Agreement as more fully set forth below.
     NOW, THEREFORE, TO ALL WHOM IT MAY CONCERN, BE IT KNOWN, that for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:
     1. Definitions.
          (a) “Acceleration Event” means (i) the liquidation, termination of existence, dissolution or the appointment of a receiver or custodian for the Assignor or any part of its property if such appointment is not terminated or dismissed within thirty (30) days, (ii) the institution against the Assignor of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within thirty (30) days of filing; (iii) the institution by the Assignor of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally or the making by the Assignor of a composition or an assignment or trust mortgage for the benefit of creditors or (iv) any claim or proceeding relating to or arising out of or referencing in any way the transactions contemplated by this Agreement the Ancillary Agreements, or any actions taken by any party in anticipation thereof (collectively, the “Transactions”), in any forum, against Assignor or any of its current or former officers, directors, stockholders, agents, representatives, advisors, successors or assigns, or Assignee or any of its current or former officers, directors, stockholders, agents, representatives, advisors, successors or assigns or any party related to the Transactions.
          (b) “Ancillary Agreements” shall have the meaning set forth in Section 4 of this Agreement.
          (c) “Annex I Claims” shall have the meaning set forth in Section 2 of this Agreement.
          (d) “Annex II Claims” shall have the meaning set forth in Section 2 of this Agreement.
          (e) “Annex III Claims” shall have the meaning set forth in Section 2 of this Agreement.
          (f) “Annex I Claim Reduction” means the initial reduction of the Original Principal Annex I Amount by 30% at the Effective Date.
          (g) “ANTISENILIN” means any “free-end specific” antibody molecule that could be developed under the Patents.
          (h) “Assets” means the Licenses, Patents, Patent Applications, Trademarks, Know-How and Inventions.
          (i) “Chain” shall have me meaning set forth in Section 2 of this Agreement.
          (j) “Claims” shall have the meaning set forth in Section 2 of this Agreement.
          (k) “Claims Milestones” means the First Claims Milestone and the Second Claims Milestone.
          (l) “Effective Date” means the date on which Assignee acquires at least 90% of $1,277,438.37 ($1,149,694.53) principal amount of Annex I Claims or such lesser amount as Assignee agrees to accept in its sole discretion and provides written notice of such acquisition to Assignor.
          (m) “First Claims Milestone” means a reduction of the Original Principal Annex I Amount, in addition to the Annex I Claim Reduction, of 10% on June 23, 2007, provided that an Acceleration Event does not occur before such date.
          (n) “Inventions” means those inventions described in and claimed in the Patents and Patent Applications.
          (o) “Know-How” means all proprietary inventions, technology, trade secrets, know-how, procedures, reagents, chemicals, data, and biological materials developed by Assignor or other information, in each case that relate to the Trademarks, Patents, Patent Applications, Inventions, Licenses or technology covered by the Licenses and that (a) have been reduced to writing or stored electronically or are to another tangible form or (b) relate to FDA submissions or other regulatory, development or commercialization activities.
          (p) “Licenses” means those licenses listed on Schedule A hereto.
          (q) “Maturity Date” means June 23, 2008.
          (r) “Mindgenix” shall have the meaning set forth in Section 2 of this Agreement.
          (s) “Mindset Ltd.” shall have the meaning set forth in Section 2 of this Agreement.
          (t) “NYU License” shall have the meaning set forth in Section 3 of this Agreement.
          (u) “Original Principal Annex I Amount” means the aggregate principal amount of the claims listed on Annex I hereto in the amount of $1,277,438.37.
          (v) “OXIGON” means Indole-3-propionic acid.
          (w) “Patents” means those patents identified in Schedule B attached hereto and all divisional, continuations, continuations-in-part, reissues, extensions, reexaminations and renewals of such patents in the US and in all foreign countries.
          (x) “Patent Applications” means those patent applications set forth on Schedule C attached hereto.
          (y) “Person” means any individual, corporation, general partnership, limited partnership, limited liability company, trust, association, firm, organization, company, business, entity, union, society or governmental body.
          (z) “SAMSF License” shall have the meaning set forth in Section 3 of this Agreement.
          (aa) “Second Claims Milestone” means a reduction of the Original Principal Annex I Amount, in addition to the Annex I Claim Reduction and the First Claims Milestone, by 10% on the Maturity Date, provided that an Acceleration Event does not occur before such date.
          (bb) “Specified Products” means ANTISENILIN and OXIGON.
          (cc) “Taconic Farms Litigation” shall have the meaning set forth in Section 2 of this Agreement.
          (dd) “Trademarks” means the trademarks and the goodwill symbolized by the trademarks, set forth on Schedule C attached hereto.

          (ee) “Transactions” shall have the meaning set forth in Section 1 of this Agreement.
     2. Sale and Assignment. On the terms and conditions and other provisions of the Ancillary Agreements, on the Effective Date, in consideration of:
          (i) Assignee’s agreement to purchase, and reduce the Original Principal Annex I Amount by 30%, provided the foregoing amount shall be 40% if Assignor achieves the First Claims Milestone, provide further, that the foregoing amount shall be 50% if the Assignor achieves the Second Claims Milestone, the claims against Assignor set forth on Annex I to this Agreement (the “Annex I Claims”) and to defer the Assignor’s obligation to pay the remaining balance of the Annex I Claims until the Maturity Date;
          (ii) Assignee’s agreement to reduce the principal amount of $743,282 by 50%, claims against Assignor set forth on Annex II to this Agreement (the “Annex II Claims”) and to defer the Assignor’s obligation to pay the remaining balance of the Annex II Claims until the Maturity Date, all subject to certain on-going discussions between Mindset Biopharmaceuticals ‘ Ltd. (“Mindset Ltd”) and Assignee resulting in the consummation of an agreement, on certain terms and conditions acceptable to Assignee in its sole and absolute discretion, pursuant to which Assignee will acquire such Annex II Claims from Mindset Ltd.;
          (iii) Assignee’s agreement to purchase and to defer Assignor’s obligation to pay the claims in the principal amount of at least $1,634,000 listed on Annex III to this Agreement until the Maturity Date (the “Annex III Claims” and, together with the Annex I Claims and the Annex II Claims, the “Claims”);
          (iv) Assignee’s assumption of certain of the indebtedness listed on Annex IV in the aggregate amount of $1,623,730 and Assignee’s obtainment, on behalf of Assignor, of the release of all obligations of Assignor relating to such indebtedness, all subject to certain on-going discussions between each of the respective creditors set forth on Annex IV and Assignee resulting in the consummation of agreements between each such creditor and Assignee on such terms as Assignee shall negotiate with each such creditor in its sole discretion; provided that the failure of Assignee to consummate an agreement with any one, more or all of such creditors shall not constitute a default under this Agreement;
          (v) Assignee’s assumption of certain obligations of Assignor under the Licenses;
          (vi) Assignee’s agreement use reasonable efforts to cause Daniel Chain (“Chain”), for a minimum of six (6) months, subject to extension for an additional six months at the option of the Assignee, to allocate up to 20% of his business time to Assignor with no further accrual of salary by Assignor, provided that, notwithstanding the foregoing, the Parties agree that the failure of the foregoing to occur shall, in no event, constitute a default under this Agreement;
          (vii) the Assignee’s agreement that, provided that Chain executes an employment contract with Assignee, substantially in the form attached hereto as Exhibit A,

before October 1, 2005, the Maturity Date shall be extended, day for day, for each day Chain serves as an employee of the Assignee, subject to the occurrence of an Acceleration Event;
          (viii) the amount of $60,405,47 listed on Annex V previously advanced by or on behalf of Assignee;
          (ix) Assignee’s agreement to execute a Letter Agreement with Mindgenix, Inc. in the form attached hereto as Exhibit B: and
          (x) Assignee’s agreement to fund up to $10,000 in patent and patent related cost related to the development of Increasing Bruin Glucose Utilization: (US Patent 09/868,501); the Assignor (i) agrees to toll the applicable statute of limitations period with respect to any action or proceeding relating to or arising out of the Claims, and (ii) will sell and transfer to Assignee and Assignee will purchase from Assignor, all of the following Assets:
          (a) all of Assignor’s rights and interest as of the Effective Date in and to the Patents;
          (b) all of Assignor’s rights and interest as of the Effective Date in and to the Patent Applications;
          (c) all of Assignor’s rights and interest as of the Effective Date in and to the Trademarks;
          (d) all of Assignor’s rights and interests as of the Effective Date in and to the Licenses;
          (e) all of Assignor’s rights and interest as of the Effective Date in and to the Know-How relating to any of the other Assets being transferred hereunder;
          (f) all of Assignor’s rights and interest as of the Effective Date in and to the Inventions; and
          (g) all finished product inventories, work-in-process inventories, product-in-transit inventories and other inventories of the Assets that are owned by Assignor as of the Effective Date.
     3.  Consents. On the Effective Date, Assignor shall deliver the following consents:
          (a) a consent from New York University for the assignment of that certain License Agreement dated as of August 10,1998, as amended (the “NYU Licensed”); and
          (b) a consent from South Alabama Medical Science Foundation for the assignment of that certain Research and License Agreement dated as of August 10, 1998, as amended (the “SAMSF License”).

     4. Ancillary Agreements. On the Effective Date, the Parties shall enter into the following additional agreements (the “Ancillary Agreements”):
          (a) an Assignment of Patent and Patent Rights in the form attached hereto as Exhibit C;
          (b) an assignment of Trademarks in the form attached hereto as Exhibit D;
          (c) an assignment of Licenses in the form attached hereto as Exhibit E;
          (e) if consent to assign the NYU License has not been obtained, a sublicense to the NYU License, in a form acceptable to Assignee; and
          (f) if consent to assign the SAMSF License has not been obtained, a sublicense to the SAMSF License, in a form acceptable to Assignee.
     5. Representations, Warranties and Covenants
          (a) Assignor represents and warrants to Assignee as follows:
               (i) Except as set forth in Section 5(b), as of the Effective Date, Assignor will have good and valid title to the Assets.
               (ii) Each of the Patents and Patent Applications is owned solely by Assignor, or in the case of the Licenses, owned by the licensor(s) and exclusively licensed to Assignor. Assignor has made available to Assignee copies of the Patents and Patent Applications, and has supplied to Assignee copies of the patent applications included in the Patents that are not publicly available as of the date of this Agreement. To Assignor’s knowledge, there are no intellectual property rights owned or controlled by any third party necessary to make, use, sell, offer for sale and import the Specified Products, as they currently exist, other than (A) those intellectual property rights licensed to Assignor under the Licenses and (B) those rights which are to be transferred, licensed, assigned or sublicensed to Assignee pursuant to this Agreement or any of the Ancillary Agreements. Seller has received no written claim of infringement of any intellectual property rights of any Person arising out of the development, manufacture, use, sale, offer for sale or import of the Specified Products by Assignor, except for claims of infringement that have been abandoned or resolved. To Assignor’s knowledge, Assignor has complied with its obligation under 37 CFR §l,56(a) to disclose to the United States Patent and Trademark Office, during the pendency of any United States patent application included in the Patents, information known to Assignor to be material to the patentability of the pending claims in such application. Seller has not granted any Person a license that is currently in effect in, to or under any of the Patents for any purpose.
               (iii) None of the Patents is involved in any interference or opposition proceeding, and, to Assignor’s knowledge, no such proceeding is being threatened with respect to any of fee Patents or Trademarks.

               (iv) Assignor has disclosed trade secrets of Assignor included in the Know-How only to Persons that have executed written confidentiality agreements governing the use or disclosure of such trade secrets, except to the extent Assignor disclosed such information in connection with making filings related to any Assets or Specified Products with governmental or regulatory authorities.
               (v) Assignor has required all professional and technical employees who provided services to Assignor in connection with the Specified Products, the Patents, the Trademarks or the Know-How to execute agreements under which such employees were required to convey to Assignor ownership of all inventions and developments conceived or created by them in the coarse of their employment with Assignor. To Assignor’s knowledge, none of the activities of Assignor’s professional and technical employees who are providing services to Assignor in connection with the Specified Products, the Patents, the Trademarks and the Know-How is violating any agreement between any such employees and their former employers.
          (b) Assignee acknowledges and agrees that the Licenses may be in default and may have been breached by the Assignor and that the consent of the licensors thereto will be required for any such assignment of a License, Assignor covenants and agrees to cooperate with Assignee in seeking to obtain such consents to assign the Licenses and waivers of the License breaches. The foregoing notwithstanding, Assignee acknowledges and agrees that there is no assurance that any required consents or waivers under the Licenses listed in Section 3 hereto will be obtained or that the licensors, even if they do grant such consents or waivers will not require payments or unfavorable modifications to the Licenses for granting the waivers or consent, and Assignee shall have no recourse against Assignor in any such event. In the event that such required consents or waivers under the Licenses listed in Section 3 hereto are obtained, Assignee hereby assumes all of Assignor’s obligations under such Licenses and hereby indemnifies Assignor from any liabilities arising under such Licenses.
          (c) In event of an Acceleration Event, all amounts then owed by the Assignor with respect to the Claims shall become immediately due and payable; provided that, if no Acceleration Event has occurred on or before December 31, 2013, the Assignee shall extinguish all obligations of the Assignor arising from or related to the Claims.
     6. Further Assurances. At any time and from time to time after the date hereof, at the request of the Assignee, and without further consideration, Assignor will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation as may be reasonably requested in order to more effectively transfer, convey and assign, to Assignee and to confirm the Assignee’s title to the Assets and to effectuate and consummate the transactions contemplated in this Agreement.
     7. Counterparts. This Agreement may be executed in several counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.

     8. No Recourse. The Parties acknowledge and agree that neither shall have recourse against the officers, directors or stockholders of the other, in their capacity as such, with respect to the transactions contemplated by this Agreement.
[The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, the Parties have caused this Asset Transfer Agreement to be signed as of the date first written above.

Assignor:

MINDSET BIOPHARMACEUTICALS (USA) INC.,

By:	/s/ Daniel Chain Name: Daniel Chain
Title: President & CEO

Assignee:

INTELLECT NEUROSCIENCES, INC.

By:	/s/ Mark S. Germain
Name: Mark S. Germain
Title: Vice Chairman

Schedule A
Licenses and Licensed Patents

			PATENT	PATENT	FILE/GRANT
NAME	PATENT TITLE	COUNTRY	APPL NO	NO	DATE	Ownership

MELATONIN	Use of Melatonin to Prevent Cytotoxic Effects of Amyloid Beta Protein	USA		5,958,964	09-28-1999	New York University and the University of South Alabama. Exclusively licensed to Mindset, August 10, 1998.

MELATONIN	Melatonin Method for Delaying the Onset of Alzheimer’s Disease and for Treatment or Delaying the Onset of Other Amyloidosis- Related Diseases/ Disorders	USA		6,274,615	08-14-2001	New York University and the University of South Alabama. Exclusively licensed to Mindset, August 10, 1998.

OXIGON® * Manufacturing process, improvements and materials: developed under Service Agreement with Carbogen from June 2002.	Uses For lndole-3-Propionic Acids and Salts and Esters Thereof	USA		6,395,768	05-28-2002	New York University and the University of South Alabama. Exclusively licensed to Mindset, August 10, 1998.
		Australia		757,925	06-26-2003
		New Zealand		506,260	08-9-2003
		India		193,892	08-28-2004
		China		153168	04-28-2004
		Eurasia		5244	12-30-2004
		Hong Kong		1,036,588	02-25-2005
		Brazil	PI9908165-2		02-23-1999
		Canada	2,321,455		02-23-1999
		Europe	99908381.9		02-23-1999
		Israel	137848		02-23-1999
		Japan	2000-532118		02-23-1999
		Mexico	8216			02-23-1999

Schedule B
Patents and Patent Applications

NAME	PATENT TITLE	COUNTRY	PATENT APPL NO	PATENT NO	FILE/GRANT DATE

ANTISENILIN®	DNA Encoding Recombinant Antibody Molecules End-Specific For Amyloid -Beta Peptides Pharmaceutical Compositions and Methods of Use Thereof	USA	60/041,850	expired	4/9/1997
		PCT/USA	PCT/US98/06900	expired	4/9/1998
		Australia		743827	5/23/2002
		Canada	2286305		4/9/1998
		China		CN1177616	12/1/2004
		Europe	9818035.1		4/9/1998
		Israel	132262		4/9/1998
		Japan	543043/1998		4/9/1998
		New Zealand		337765	5/23/2002
	Specific Antibodies To Amyloid Peptide Beta, Pharmaceutical Compositions and Methods of Use Thereof	USA	10/084,380		2/28/2002
		PCT/USA	PCT/US02/31590	expired	10/21/2002
		Australia	2002367734		10/21/2002
		China			10/21/2002
		Europe	2807019.1		10/21/2002
		Japan	2003-572597		10/21/2002
		South Africa	2004/9186		10/21/2002
RECAL-VAX	Chimeric Peptides as Immunogens Antibodies Thereto, and Methods for lmmunization Using Chimeric Peptides or Antibodies	USA	60/169,687	expired	12/8/1999
		USA	09/731,899		12/8/2000
		PCT	PCT/US00/33203	expired	12/8/2000
		Australia	27256/01		12/8/2000
		Canada	2393763		12/8/2000
		China	8181373		12/8/2000
		Europe	990195		12/8/2000
		Israel	149976		12/8/2000
		Japan	2001-543601		12/8/2000
		New Zealand		519624	5/10/2004
		South Africa		2002/5032	11/26/2003
EP-TEST	Peptides and Methods of Screening Immunogenic Peptide Vaccines Against Alzheimer’s Disease in which T-Cell Epitopes are Reduced	USA	10/619,454		7/16/2003
		USA	60/396,245	expired	7/17/2002
		PCT	PCT/US03/22280	expired	7/16/2003

NAME	PATENT TITLE	COUNTRY	PATENT APPL NO	PATENT NO	FILE/GRANT DATE

		Australia	2003256578		7/16/2003
		Canada	2493119		7/16/2003
		Europe	3764759.1		7/16/2003

Schedule C
Trademarks
1. ANTISENILIN®
2. OXIGON®

Annex I
Claims

CREDITOR NAME	ADDRESS	SERVICE PROVIDED	$ AMOUNT

Appleyard Lees Ltd	Hugh-Sherrard Smith Esq., Appleyard Lees Ltd, 5th Floor, 8 St Paul’s Street, Leeds, LSI 2LE, United Kingdom	Trademarks	15,013.00

Browdy & Neimark PLLC	Roger. L Browdy Esq, Browdy & Neimark PLLC, 624 Ninth Street, N.W., Washington DC 2001-5303 U.SA.	Patents	19,815.00

Cerebricom Oy Ltd	c/o Issac Jabbour Esq, D&B International Receivable Management Services 305 Fellowship Road Suite 100, Mt. Laurel, NJ 08054, Cerebricom Oy Ltd, (Microkatu 1, 70210 Kuopio, Finland)	OXIGON Testing	26,156.36

Cerep S.A.	Ms Francoise POIRAULT, Administrative Affairs Manager, Le Boi Leveque B.P. 86600 CELLE L’EVESCAUT FRANCE	OXIGON Testing	35,978.00

Eitan Law Group	11 Hamenofim Street Ackerstein Tower B P.O. Box 2081 Herzlia Industrial Zone, 46120 Israel	Patents	76,212.00

Professor Zelig Eshar, Ph.D	Professor and Head of Department, Department of Immunology, Rebovot, 76100, Israel	Consulting	10,000.00

Finorga S.A.	Ms. Veronique Rossilhol, Finorga SA, 497 Route de Givors, BP 9 38670 Chasse sur Rhõne, France	OXIGON Manufacture	20,000.00

Gregory Fryer Associates Ltd	Ms. Sarah Fryer, Gregory Fryer Associates Ltd, e-space south, St. Thomas Place, Cambridgeshire Business Park, Ely, Cambridge CB7 4EX United Kingdom	European Regulatory	7,498.44

CREDITOR NAME	ADDRESS	SERVICE PROVIDED	$ AMOUNT

Goulston & Storrs LLP* * the balance the claim is being treated under Annex IV.	Steven J. Snyder, Esq., Goulston & Storrs LLP, 400 Atlantic Avenue Boston, Massachusetts 02110-3333 USA	US Legal	274,422.00

Anthony P Hart Associates Ltd	Mr. Anthony P. Hart, “Seagulls”, 3 Chelmswood Avenue, Goring-by-Sea, Sussex, BN12 4QP, United Kingdom	OXIGON Consulting	3,629.00

Huntingdon Life Sciences Ltd	Ms. Beth James, Credit Control Manager (HLS), Huntingdon, Research Centre, Woolley Road, Alconbury, Huntingdon, Cambridgeshire PE28 4HS United Kingdom	OXIGON Testing	54,417.00

Kendle Utrecht	Annette Boersen, Business Development Executive, Kendle Clinical Pharmacology Unit, Bolognalaan 40, 3584 CJ Utrecht, The Netherlands	OXIGON Clinical Preparations	224,264.00

Kost Forer Gabbay & Kasierer — Ernst & Young	Mr. Yoram Wilamowski 3 Aminadav St., Tel - Aviv, 67067 Israel	U.S. Accounting	$19329.50

King’s College London	9th Floor, Capital House, 42, Weston Street, London SB1 3QD	BrainSelect terminated license	211,345.00

Miller, Canfield, Paddock AND Stone, P.LL.C.	Geoffrey M. Chinn, Miller Canfield, 1450, Broadway, 41st Floor, New York, New York 10018	US Legal	4,243.00

NHR Associates Ltd.	Norman H Rogers PhD, ARCS, FRSC, Technical Director, 22 NHR Associates Ltd, Comptons Lane, Horsham, West Sussex RH13 5NY, United Kingdom	OXIGON Consulting	8,539.67

CREDITOR NAME	ADDRESS	SERVICE PROVIDED	$ AMOUNT

Nupharm Laboratories Ltd	Steve Tickle, NuPharm, 2 Newtech Square Deeside Industrial Park, Flintshire CH5 2NT United Kingdom	OXIGON Formulation	6,618.18

Ropes & Gray LLP	Paul M. Kinsella, Ropes & Gray, One International Place, Boston, MA 02110-2624	US Legal	91,979.00

Palmer & Dodge LLP	Edward J. McClelland, Palmer & Dodge, Receivables Manager, 111 Huntington Avenue at Prudential Center	US Legal	23,434.00

Perelson Weiner LLP	Rita Ng, Perelson Weiner, One Dag Hammarskjold Plaza, New York, NY 10017-2286	US Accounting	10,210.00

Prova (R&D) LTD	J.M. Rennie, Prova, Units 1-4, Craven Court, Stanhope Road, Camberley, Surrey, GU15 3BW, United Kingdom	OXIGON Formulation	39,807.92

Salamandra LLC	Karin. K. Kook, Ph.D. Managing Director, Salamandra, 4600, Park Avenue Suite 100, Chevy Chase, MD, USA 20815	FDA Regulatory	101,068.92

Taylor Wessing LTD.	Simon Walker, 24 Hills Road Taylor Wessing, Cambridge CB2 IJW United Kingdom	UK Legal	915.00

TOTAL Reductions below Assignee (NewCo) & Assignor (OldCo)			1,277,438.37

30% Reduction Inc. Trade			383,231.51

Balance Remaining =			894,206.86

40% Reduction Inc. Trade			510,975.35

Balance Remaining =			766,463.02

CREDITOR NAME	ADDRESS	SERVICE PROVIDED	$ AMOUNT

50% Reduction Inc. Trade			638,719.19

Balance Remaining =			638,719.19

Annex II
Claims

CREDITOR NAME	ADDRESS	SERVICE PROVIDED	$ AMOUNT

Mindset BioPharmaceuticals Ltd	c/o Joseph Avneri, Fohman Avneri & Co.,38 Keren Hayesod St Jorusalem 92-149 Israel	Research and Development	743,282.00

TOTAL			743,282.00

50% Reduction Ltd. Trade			371,641.00

Balance Remaining =			371,641.00

Annex III
Claims

CREDITOR NAME	$ AMOUNT

Daniel Chain Loans	280,000.00
Daniel Chain Salary*	330,000.00
Mindset Limited Loans	375,000.00
Mark Germain**	649,000.00

TOTAL LIABILITY	1,634,000.00

*	To have been paid out of future financing of Assignor

**	Reflects amount accrued by Assignor; Mark Germain claims a larger amount is owed.

Annex IV
Claims

CREDITOR NAME	ADDRESS	SERVICE PROVIDED	$ AMOUNT

Goulston & Storrs LLC	Steven J. Snyder, Esq., 400 Atlantic Avenue Boston, Massachusetts 0211 0-3333	US Legal	192,095.00

MPI Research, Inc.	Andy Dumpis, CAO, Treasurer, 54943 North Main Street, Mattawan, MI 49071 -9399 USA	OXIGON Testing	92,000.00

CarboGen Holding AG	Dr. Michael Ahrweiler, Schachenallee 29, CH-5001 Aarau, Switzerland	OXIGON Manufacture	223,500.00

New York University	Abram M. Goldfinger, Executive Director, Industrial Liaison/Technology Transfer, New York University, 650 First Avenue, 6th Floor, New York, NY 10016	Beta-Vax Terminated License	291,135.00

Institute for the Study of Aging	Sue Reynolds, ISOA, 1414 Avenue of the Americas Suite 1502, New York, NY 10019	OXIGON Testing	570,000.00

Wind River Partners LLC*	Harvey L. Kellman, Managing Director, Wind River Partners, LLC, P.O. Box 344, Morris Plains, New Jersey 07950	Consulting	255,000.00

TOTAL			1,623,730.00

*	Accrued unpaid monthly retainer

Annex V
Claims

			$ AMOUNT
PAYEE	DATE	SERVICE	PAID

Advance for payment of MindGenix Otsuka Study	2/23/2005	MindGenix	25,000.00
Eitan Pearl Latzer Cohen Zedek LLP	3/2/2005	Patents	775.00
Premium Assignment	3/21/2005	D&O Insurance	814.79
Premium Assignment	3/21/2005	D&O Insurance	814.79
Pearl Cohen Zedek .	4/7/2005	Patents	1,246.05
Dr. Cheryl-Fitzer Attas	4/15/2005	Patents	2,000.00
Browdy & Neimark	5/4/2005	Patents	1,430.00
Premium Assignment	5/13/2005	D&O Insurance	4,289.46
Pearl Cohen Zedek	5/23/2005	Patents	1,258.91
Office Suite Office Group	5/7/2005	Rent	1,606.00
State Insurance Fund	5/7/2005	Employee Disability	1,957.88
Premium Assignment	5/10/2005	D&O Insurance	2,236.29
Pearl Cohen Zedek	6/7/2005	Patents	16,976.30

Total paid for Mindset/MindGenix Benefit =			60,405.47